DEAN HELLER
Secretary of State
206 North Carson Street
Carson City, Nevada 89701-4299
(775) 684 5708
Website: secretaryofstate.biz

Articles of Incorporation

(PURSUANT TO NRS 78)

Entity # E0558312005-9
Document Number: 20050339045-21
Date Filed: 8/23/2005 10:00:59 AM
In the office of
Dean Heller
Secretary of State

Important. Read attached instructions before completing form. ABOVE SPACE

1. Name of Corporation:	JACKSON VENTURES, INC.
2. Resident Agent Name and Street Address: (must be a Nevada address where process may be served)	SIERRA CORPORATE SERVICES Name 100 W. LIBERTY STREET, 10TH FLOOR — RENO — NEVADA 89501 Street Address — City — Zip Code P.O. BOX 2670 — RENO — NV — 89505-2670 Optional Mailing Address — City — State — Zip Code
3. Shares: (number of shares corporation authorized to issue)	Number of shares with par value: 100,000,000 — Par value: $ .001 — Number of shares without par value: 0
4. Names & Addresses of Board of Directors/Trustees: (attach additional page if there is more than 3 directors/trustees)	1. ADRIAN ANSELL Name 310-2174 YORK AVENUE — VANCOUVER — B.C. CAN — V6K 1C3 Street Address — City — State — Zip Code 2. Name Street Address — City — State — Zip Code 3. Name Street Address — City — State — Zip Code
5. Purpose: (optional-see instructions)	The purpose of this Corporation shall be: ANY LAWFUL PURPOSE AS FURTHER DESCRIBED IN THE ATTACHMENT HERETO
6. Names, Address and Signature of Incorporator: (attach additional page if there is more than 1 incorporator)	LEO P. BERGIN — Signature Name 100 W. LIBERTY STREET, 10TH FLOOR — RENO — NV — 89501 Address — City — State — Zip Code
7. Certificate of Acceptance of Appointment of Resident Agent:	I hereby accept appointment as Resident Agent for the above named corporation. Authorized Signature of R. A. or On Behalf of R. A. Company — 8/23/05 Date

This form must be accompanied by appropriate fees. See attached fee schedule.